Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE: October 29, 2008	FOR MORE INFORMATION, CONTACT: David D. Brown (276) 326-9000
First Community Bancshares, Inc. Announces Third Quarter Results
Bluefield, Virginia — First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported third quarter earnings of $4.55 million, or $0.41 per diluted share. Return on average assets was 0.90% for the third quarter of 2008 and return on average equity was 9.39%. Year-to-date earnings were $17.10 million, or $1.54 per diluted share, representing 1.12% return on assets and 11.09% return on equity.
“Our loan quality remains strong and continues to compare very favorably to our peers,” said John M. Mendez, President and Chief Executive Officer. “Our operations remain strong against the backdrop of a difficult operating environment for interest rates, real estate, and the economy in general. We continue to see strong increases in our non-interest revenue areas. Despite these turbulent economic times, the Wealth Management Division grew assets under management to almost $900 million. We also continue to make great strides in the insurance line of business with our GreenPoint Insurance subsidiary, which continues to grow and perform in line with our expectations. Service charges on deposit accounts also posted very strong increases for the quarter.”
Net Interest Income
Tax-equivalent net interest margin for the third quarter was 3.90%. Net interest income was down $820 thousand, or 4.78%, from the third quarter of 2007. Interest income was $26.55 million, a decrease of $6.18 million, or 18.89%, from third quarter 2007. The decrease was due primarily to decreases in loan and investment yields and a decrease in average loans, a result of slower demand and enhanced underwriting. The yield on loans dropped to 6.53% from 7.48% and average loans decreased $71.68 million to $1.17 billion from third quarter 2007.
Third quarter interest expense decreased $5.36 million, or 34.40%, from 2007. Third quarter deposit costs decreased $3.40 million compared to the third quarter of 2007, while the average rate paid on interest-bearing deposits decreased 100 basis points to 2.37%. Throughout 2008, the Company has exercised discipline in pricing, which has led to declining certificate of deposit portfolio totals versus third quarter and year-end 2007. Compared to 2007, interest costs on borrowings decreased $1.96 million to $3.54 million, while the average balance decreased $56.30 million. Third quarter cost of interest-bearing liabilities decreased 105 basis points compared to last year. Average interest bearing liabilities decreased $124.63 million, or 7.31%, compared with third quarter 2007, including a decrease of $74.61 million in FHLB borrowings.
Non-interest Income
Total non-interest income increased $1.86 million, or 30.95%, compared with the third quarter of 2007. Wealth management revenues increased $49 thousand, or 5.40%, as investment advisory revenue increased $44 thousand. At September 30, 2008, the Wealth Management Division reported $897 million in assets under management due to increased account generation at the Bank’s investment advisory firm, Investment Planning Consultants.
Service charges on deposit accounts were $3.81 million, an increase of $802 thousand, or 26.68%, from the third quarter of 2007. Other service charges and fees increased $138 thousand, or 15.30%. Insurance commissions were $1.24 million for the third quarter of 2008. Insurance commissions are derived from GreenPoint Insurance Group, a September 2007 acquisition. “We are very excited about the insurance line of business and see great prospects for growth in the near future,” commented Mr. Mendez.

Non-interest Expenses
Total non-interest expenses for the third quarter of 2008 increased $1.61 million, or 12.50%, from third quarter 2007. Salaries and benefits increased $827 thousand, or 12.64%, from the third quarter of 2007. GreenPoint accounted for approximately $687 thousand of the increase. Occupancy and furniture and equipment expenses increased due to the new branches and the addition of operating expenses at GreenPoint. Other non-interest expenses increased $273 thousand, or 6.19%, compared to the third quarter of 2007 and included $190 thousand of expenses at GreenPoint, $289 thousand in increased consulting fee expenses, and $196 thousand in decreased legal expenses. The third quarter efficiency ratio was 56.62% compared to 52.14% in 2007.
Credit Quality
The Company reported strong loan quality measures at September 30, 2008, and continues to compare very favorably to peer performance. Total loan delinquencies as a percent of total loans were 1.25% compared with 0.91% at June 30, 2008, and 0.65% at March 31, 2008. The ratio of allowance for loan losses as a percent of loans held for investment increased to 1.24% compared with 1.14% at June 30, 2008, and 1.09% at March 31, 2008. Non-performing assets increased to $7.89 million compared with $4.63 million at June 30, 2008, and $3.54 million at March 31, 2008. Non-performing loans as a percentage of loans held for investment were 0.60% compared with 0.35% at June 30, 2008, and 0.27% at March 31, 2008. The increase from second quarter was due largely to the addition of one commercial relationship at the end of September. The Company believes it is in a good position with the borrower, and does not expect any significant charge-off to result.
Net charge-offs in the third quarter of 2008 were $2.38 million. Charge-offs for the quarter were driven primarily by loans made by a lender in the Richmond market who is no longer with the Company. The Company made a provision for loan losses of $3.46 million in the third quarter of 2008 compared with no provision in the third quarter of 2007. Provisions for the quarter resulted in an increase of $1.08 million in loan loss reserve over the preceding quarter.
Balance Sheet
Since year-end 2007, consolidated assets have decreased $182.38 million to $1.97 billion. Included in that decrease is the prepayment of a $25.00 million FHLB advance, the call of a $50.00 million FHLB advance, a decrease of $43.90 million in deposits, largely in the savings and certificate of deposit portfolios, a decrease of $57.22 million in the loan portfolio, and a net decrease of $154.15 million in the investment portfolio. Total stockholders’ equity for the Company was $170.81 million, resulting in a book value per common share outstanding of $15.57 compared to $217.10 million and $19.61 per common share at December 31, 2007. The decrease in total equity principally reflects the increase in accumulated other comprehensive loss as a result of lower valuations on the Company’s securities portfolio and interest rate swap.
The third and fourth quarter cash dividends to shareholders were both $0.28 per share, making 2008 the 17th consecutive year of dividend increases to shareholders. During the third quarter of 2008, the Company repurchased 4,000 shares at an average cost of approximately $27.60 per share.
The Company will host an investor and media teleconference and webcast on Thursday, October 30, 2008, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s third quarter 2008 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.97 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-six locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $897 million at September 30, 2008. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina.

First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2008	2007	2008	2007

Interest	Interest and fees on loans held for investment	$19,266	$23,478	$60,394	$70,401
Income	Interest on securities-taxable	5,567	6,772	17,101	17,783
	Interest on securities-nontaxable	1,708	2,078	5,775	6,140
	Interest on federal funds sold and deposits	9	404	260	1,073

	Total interest income	26,550	32,732	83,530	95,397

Interest	Interest on deposits	6,684	10,083	22,543	29,131
Expense	Interest on borrowings	3,543	5,506	11,679	15,094

	Total interest expense	10,227	15,589	34,222	44,225

	Net interest income	16,323	17,143	49,308	51,172
	Provision for loan losses	3,461	—	4,721	—

	Net interest income after provision for loan losses	12,862	17,143	44,587	51,172

Non-Interest	Wealth management income	957	908	2,954	2,931
Income	Service charges on deposit accounts	3,808	3,006	10,370	8,077
	Other service charges and fees	1,040	902	3,225	2,609
	Insurance commissions	1,240	—	3,730	—
	Gain on sale of securities	163	50	2,133	209
	Other operating income	675	1,154	2,336	2,956

	Total non-interest income	7,883	6,020	24,748	16,782

Non-Interest	Salaries and employee benefits	7,371	6,544	22,741	19,120
Expense	Occupancy expense of bank premises	1,297	933	3,717	3,010
	Furniture and equipment expense	924	844	2,798	2,447
	Amortization of intangible assets	166	105	484	313
	Prepayment penalty	—	—	1,647	—
	Other operating expense	4,683	4,410	14,096	12,179

	Total non-interest expense	14,441	12,836	45,483	37,069

	Income before income taxes	6,304	10,327	23,852	30,885
	Income tax expense	1,753	3,011	6,751	9,006

	Net income	$4,551	$7,316	$17,101	$21,879

	Basic earnings per common share (EPS)	$0.42	$0.65	$1.56	$1.95
	Diluted earnings per common share (DEPS)	$0.41	$0.65	$1.54	$1.94
	Weighted Average Shares Outstanding:
	Basic	10,956,867	11,179,322	10,992,901	11,232,895
	Diluted	11,034,059	11,230,220	11,071,925	11,299,727
	For the period:
	Return on average assets	0.90%	1.34%	1.12%	1.41%
	Return on average equity	9.39%	13.31%	11.09%	13.45%
	Return on average tangible equity	15.44%	18.86%	17.31%	18.97%
	Cash dividends per share	$0.28	$0.27	$0.84	$0.81

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements

		As of and for the Quarter Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2008	2008	2008	2007	2007

Interest	Interest and fees on loans held for investment	$19,266	$19,891	$21,237	$23,100	$23,478
Income	Interest on securities-taxable	5,567	5,467	6,067	6,942	6,772
	Interest on securities-nontaxable	1,708	2,004	2,063	2,050	2,078
	Interest on federal funds sold and deposits	9	71	180	102	404

	Total interest income	26,550	27,433	29,547	32,194	32,732

Interest	Interest on deposits	6,684	7,118	8,741	9,626	10,083
Expense	Interest on borrowings	3,543	3,690	4,446	5,425	5,506

	Total interest expense	10,227	10,808	13,187	15,051	15,589

	Net interest income	16,323	16,625	16,360	17,143	17,143
	Provision for loan losses	3,461	937	323	717	—

	Net interest income after provision for loan losses	12,862	15,688	16,037	16,426	17,143

Non-Int	Wealth management income	957	1,098	899	949	908
Income	Service charges on deposit accounts	3,808	3,463	3,099	3,310	3,006
	Other service charges, commissions and fees	1,040	1,064	1,121	991	902
	Insurance commissions	1,240	1,146	1,344	1,142	—
	Gain on sale of securities	163	150	1,820	202	50
	Other operating income	675	803	858	1,455	1,154

	Total non-interest income	7,883	7,724	9,141	8,049	6,020

Non-Int	Salaries and employee benefits	7,371	7,580	7,790	6,728	6,544
Expense	Occupancy expense of bank premises	1,297	1,256	1,164	1,170	933
	Furniture and equipment expense	924	973	901	923	844
	Amortization of intangible assets	166	158	160	154	105
	Prepayment penalty	—	—	1,647	—	—
	Other operating expense	4,683	4,792	4,621	4,419	4,410

	Total non-interest expense	14,441	14,759	16,283	13,394	12,836

	Income before income taxes	6,304	8,653	8,895	11,081	10,327
	Income tax expense	1,753	2,415	2,583	3,328	3,011

	Net income	$4,551	$6,238	$6,312	$7,753	$7,316

Per	Basic EPS	$0.42	$0.57	$0.57	$0.70	$0.65
Share	Diluted EPS	$0.41	$0.56	$0.57	$0.69	$0.65
	Cash dividends per share	$0.28	$0.28	$0.28	$0.27	$0.27
	Weighted Average Shares Outstanding:
	Basic	10,956,867	10,992,301	11,029,931	11,120,938	11,179,322
	Diluted	11,034,059	11,073,440	11,107,610	11,205,292	11,230,220
	Actual shares outstanding at period end	10,967,597	10,954,078	11,012,574	11,069,646	11,175,550
	Book Value per share at period end	$15.57	$17.95	$18.98	$19.61	$19.43
	Market Value per share at period end	$37.52	$28.20	$36.42	$31.89	$36.23

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands)	2008	2008	2008	2007	2007

Cash and due from banks	$53,238	$44,672	$44,004	$50,051	$39,877
Interest-bearing deposits with banks	664	10,745	33,111	2,695	19,427
Securities available for sale	513,001	598,438	598,853	664,120	671,360
Securities held to maturity	9,043	10,511	12,075	12,075	12,548
Loans held for sale	140	1,522	2,116	811	2,294
Loans held for investment, net of unearned income	1,168,286	1,181,107	1,179,504	1,225,502	1,239,207
Less allowance for loan losses	14,510	13,433	12,862	12,833	13,190

Net loans	1,153,776	1,167,674	1,166,642	1,212,669	1,226,017
Premises and equipment	50,504	50,075	49,444	48,383	46,702
Other real estate owned	896	500	400	545	211
Interest receivable	9,156	9,992	9,742	12,465	13,289
Intangible assets	72,222	71,181	71,239	70,056	69,104
Other assets	104,817	88,377	77,487	75,968	73,817

Total Assets	$1,967,457	$2,053,687	$2,065,113	$2,149,838	$2,174,646

Deposits:
Demand	$214,582	$224,716	$224,097	$224,087	$224,297
Interest-bearing demand	186,403	172,623	172,864	153,570	143,719
Savings	312,451	312,148	305,725	327,691	348,457
Time	636,108	629,920	656,267	688,095	686,564

Total Deposits	1,349,544	1,339,407	1,358,953	1,393,443	1,403,037
Interest, taxes and other liabilities	20,494	18,695	22,293	21,454	20,120
Federal funds purchased	29,500	66,500	—	18,500	15,600
Securities sold under agreements to repurchase	180,388	215,610	208,000	207,427	226,784
FHLB and other indebtedness	216,720	216,862	266,889	291,916	291,942

Total Liabilities	1,796,646	1,857,074	1,856,135	1,932,740	1,957,483

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,862	108,926	108,896	108,825	108,794
Retained earnings	124,731	123,253	120,087	117,670	112,911
Treasury stock, at cost	(16,882)	(17,328)	(15,457)	(13,613)	(10,051)
Accumulated other comprehensive loss	(57,399)	(29,737)	(16,047)	(7,283)	(5,990)

Total Stockholders’ Equity	170,811	196,613	208,978	217,098	217,163

Total Liabilities and Stockholders’ Equity	$1,967,457	$2,053,687	$2,065,113	$2,149,838	$2,174,646

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
	(Dollars in Thousands)
Ratios
Return on average assets	0.90%	1.23%	1.21%	1.43%	1.34%
Return on average equity	9.39%	12.08%	11.66%	13.95%	13.31%
Return on average tangible equity	15.44%	18.75%	17.53%	20.67%	18.86%
Net interest margin	3.90%	3.92%	3.78%	3.75%	3.70%
Efficiency ratio for the quarter (a)	56.62%	57.55%	58.00%	51.22%	52.14%
Efficiency ratio year-to-date (a)	57.39%	57.78%	58.00%	51.20%	51.18%
Equity as a percent of total assets at end of period	8.68%	9.57%	10.12%	10.10%	9.99%
Average earning assets as a percentage of average total assets	87.89%	88.83%	89.10%	89.61%	90.23%
Average loans as a percentage of average deposits	88.25%	88.10%	87.68%	88.49%	87.91%

Average Balances
Investments	$582,605	$623,338	$635,350	$684,227	$678,790
Loans	1,174,855	1,180,813	1,205,481	1,238,620	1,246,530
Earning assets	1,758,895	1,817,322	1,863,433	1,932,481	1,958,858
Total assets	2,001,191	2,045,773	2,091,397	2,156,484	2,171,036
Deposits	1,331,293	1,340,384	1,374,853	1,399,690	1,417,922
Interest-bearing deposits	1,120,138	1,122,680	1,161,881	1,178,833	1,188,470
Borrowings	459,475	478,361	477,903	516,635	515,775
Interest-bearing liabilities	1,579,613	1,601,041	1,639,784	1,695,468	1,704,245
Equity	192,743	207,660	217,679	220,520	218,049
Tax equivalent net interest income	17,264	17,726	17,491	18,265	18,281

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$13,433	$12,862	$12,833	$13,190	$13,934
Provision for Loan Losses	3,461	937	323	717	—
Charge-offs	(2,601)	(1,198)	(966)	(1,482)	(1,009)
Recoveries	217	832	672	408	265

Net charge-offs	(2,384)	(366)	(294)	(1,074)	(744)

Ending balance	$14,510	$13,433	$12,862	$12,833	$13,190

Summary of Asset Quality
Nonaccrual loans	$6,997	$4,126	$3,137	$2,923	$2,869
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	6,997	4,126	3,137	2,923	2,869

Other real estate owned	896	500	400	545	211

Total non-performing assets	$7,893	$4,626	$3,537	$3,468	$3,080

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.60%	0.35%	0.27%	0.24%	0.23%
Non-performing assets as a percentage of:
Total assets	0.40%	0.23%	0.17%	0.16%	0.14%
Loans held for investment plus other real estate owned	0.68%	0.39%	0.30%	0.28%	0.25%
Annualized net charge-offs as a percentage of average loans held for investment	0.82%	0.12%	0.10%	0.34%	0.24%
Allowance for loan losses as a percentage of loans held for investment	1.24%	1.14%	1.09%	1.05%	1.06%
Ratio of allowance for loan losses to nonaccrual loans	2.07	3.26	4.10	4.39	4.60

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended September 30,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
Earning assets	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)

Loans held for investment (2)	$1,174,855	$19,286	6.53%	$1,246,530	$23,497	7.48%
Securities available for sale	573,046	8,035	5.58%	666,199	9,715	5.79%
Held to maturity securities	9,559	161	6.70%	12,591	254	8.00%
Interest-bearing deposits with banks	1,435	9	2.50%	33,538	404	4.78%

Total earning assets	1,758,895	$27,491	6.22%	1,958,858	$33,870	6.86%
Other assets	242,296			212,178

Total	$2,001,191			$2,171,036

Interest-bearing liabilities
Interest-bearing demand deposits	$178,632	$73	0.16%	$145,324	$119	0.32%
Savings deposits	309,364	1,172	1.51%	344,866	2,088	2.40%
Time deposits	632,142	5,439	3.42%	698,280	7,876	4.47%
Fed funds purchased	42,702	251	2.34%	751	10	5.28%
Retail repurchase agreements	149,984	730	1.94%	173,630	1,516	3.46%
Wholesale repurchase agreements	50,000	389	3.10%	50,000	556	4.41%
FHLB borrowings & other long-term debt	216,789	2,173	3.99%	291,394	3,424	4.66%

Total interest-bearing liabilities	1,579,613	10,227	2.58%	1,704,245	15,589	3.63%
Noninterest-bearing demand deposits	211,155			229,452
Other liabilities	17,680			19,290
Stockholders’ equity	192,743			218,049

Total	$2,001,191			$2,171,036

Net interest income		$17,264			$18,281

Net interest rate spread (3)			3.64%			3.23%

Net interest margin (4)			3.90%			3.70%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Nine Months Ended September 30,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
Earning Assets	Balance	(1)	(1)	Balance	(1)	(1)
			(Dollars in Thousands)

Loans held for investment (2)	$1,187,006	$60,456	6.80%	$1,255,209	$70,445	7.50%
Securities available for sale	602,802	25,310	5.61%	609,772	26,267	5.76%
Held to maturity securities	10,849	675	8.31%	16,171	965	7.98%
Interest-bearing deposits with banks	12,363	260	2.81%	29,726	1,073	4.83%

Total Earning Assets	1,813,020	$86,701	6.39%	1,910,878	$98,750	6.91%
Other assets	232,933			203,831

Total	$2,045,953			$2,114,709

Interest-bearing liabilities
Interest-bearing demand deposits	$171,661	$213	0.17%	$146,283	$349	0.32%
Savings deposits	314,903	3,847	1.63%	329,854	5,537	2.24%
Time deposits	648,282	18,483	3.81%	700,006	23,245	4.44%
Fed funds purchased & Repurchase Agreements	18,241	330	2.42%	5,447	229	5.62%
Retail repurchase agreements	151,107	2,540	2.25%	167,154	4,441	3.55%
Wholesale repurchase agreements	50,000	1,077	2.88%	50,000	1,651	4.41%
FHLB borrowings & other long-term debt	252,520	7,732	4.09%	247,428	8,773	4.74%

Total Interest-bearing Liabilities	1,606,714	34,222	2.85%	1,646,172	44,225	3.59%
Noninterest-bearing demand deposits	213,934			231,187
Other liabilities	19,326			19,064
Stockholders’ equity	205,979			218,286

Total	$2,045,953			$2,114,709

Net interest income		$52,479			$54,525

Net interest rate spread (3)			3.54%			3.32%

Net interest margin (4)			3.87%			3.81%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.